UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RAYONIER ADVANCED MATERIALS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Rayonier Advanced Materials Inc.
1301 Riverplace Boulevard
Jacksonville, FL  32207

Supplement No. 1 to
Definitive Proxy Statement dated March 31, 2025
for the Annual Meeting of Stockholders to be held on May 14, 2025

On March 31, 2025, Rayonier Advanced Materials Inc. (the “Company”) filed its definitive Proxy Statement (the “Proxy Statement”) in connection with the solicitation of proxies for the Company’s 2025 Annual Meeting of Stockholders, scheduled to be held on May 14, 2025, at 5:30 p.m. ET (the “Annual Meeting”). The purpose of this Supplement No. 1 to the Proxy Statement (the “Supplement”) is to revise certain language in the section titled “Proposal 5 – Approval of the Rayonier Advanced Materials Inc. 2023 Incentive Stock Plan, as Amended and Restated—Outstanding Awards under the 2023 Plan and Determination of Share Reserve for the Amended 2023 Plan,” to clarify that the data presented in the related table reflects all existing equity compensation plans, not solely the 2023 Plan.

Accordingly, this Supplement amends and restates the following:

1.	Title Revision:
The original chart title, “Outstanding Awards under the 2023 Plan and Determination of Share Reserve for the Amended 2023 Plan,” has been revised to “Outstanding Awards and Available Shares” to clarify that the data pertains to all existing equity compensation plans, not just the 2023 Plan.

2.	Introductory Text Update:
The introductory paragraph has been revised to eliminate redundant references to the 2023 Plan and to clearly state that the data includes awards and available shares under all equity compensation plans currently in effect.

3.	Content Clarification:
No numerical values within the table have been changed. The revisions are strictly textual and intended to prevent any misinterpretation that the data applies exclusively to the 2023 Plan.

The revised language is marked to show changes, with deletions indicated by strikeouts and additions shown with double underlining. This Supplement does not include any changes to the performance or earnout calculations disclosed in the Proxy Statement for the Company’s long-term incentive awards, nor does it modify any aspect of the Company’s Long-Term Incentive Plan. All such disclosures remain accurate for the periods presented. This Supplement should be read in conjunction with the Proxy Statement, and, except as described herein, no other information in the Proxy Statement has been modified. The proposals to be acted upon at the Annual Meeting remain unchanged.

If you have already voted, no further action is required unless you wish to change or revoke your prior vote. Instructions for changing or revoking a previously submitted vote are included in the Proxy Statement.

Outstanding Awards ~~under the 2023 Plan~~ and Available Shares ~~Determination of Share Reserve for the Amended 2023 Plan~~

The following table presents information ~~about the~~ regarding the number of shares that were subject to various outstanding equity awards ~~under the 2023 Plan~~ under all existing equity compensation plans and the shares ~~remaining~~ available for future grants under all existing equity compensation plans ~~issuance under the 2023 Plan~~. On March 10, 2025, the total number of shares outstanding was 3,026,564 and closing market price per share of our common stock on that date was $5.49.

AS OF 3/10/2025
Number of outstanding stock options as of March 10, 2025	0
Weighted average exercise price of the outstanding stock options as of March 10, 2025	N/A
Weighted average remaining contractual term of the outstanding stock options as of March 10, 2025	N/A
Number of outstanding shares of restricted stock and stock units as of March 10, 2025	1,623,060
Number of outstanding performance shares (at target) as of March 10, 2025	1,403,504
Number of shares remaining available for issuance ~~under the 2023 Plan~~ as of March 10, 2025 (only the 2023 Plan has any shares remaining available)	1,482,561
~~Proposed number of shares available for issuance under the Amended 2023 Plan~~	~~4,055,561~~